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                                                                   EX-99.B(j)(A)



                         Independent Auditors' Consent



Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the Wells Fargo Wealthbuilder Growth Balanced Portfolio, Wells Fargo Wealthbuilder Growth and Income Portfolio, and Wells Fargo Wealthbuilder Growth Portfolio, three portfolios of Wells Fargo Funds Trust, dated July 10, 2000, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                       /s/ KPMG LLP

Boston, Massachusetts
September 11, 2000